Consent of Independent Auditors

We consent to the use of our report dated January 26, 2006 with respect to the financial statements of Method IQ, Inc. as of, and for the year ended December 31, 2004, included in the Current Report on Form 8-K/A filed by Charys Holding Company, Inc. dated April 14, 2006.

                                                       CAIN  &  DAVID,  PC


Marietta,  Georgia
April  14,  2006


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